AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
on June 14, 2004

REGISTRATION NO. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OHANA ENTERPRISES, INC,
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	95-2312900
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

7275 MURDY CIRCLE
HUNTINGTON BEACH, CALIFORNIA 92647
310-456-3199
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Executive Offices)

Consulting Agreements

CATHERINE THOMPSON
CHIEF FINANCIAL OFFICER
OHANA ENTERPRISES, INC.
7275 MURDY CIRCLE
HUNTINGTON BEACH, CALIFORNIA 92647
310-456-3199
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:
CATHRYN S. GAWNE, ESQ.
SILICON VALLEY LAW GROUP
152 NORTH THIRD STREET, SUITE 900
SAN JOSE, CALIFORNIA 95112
(408) 286-6100

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to
Rule 415 under the Securities Act of 1933, check the following box. x

CALCULATION OF REGISTRATION FEE
Title of each class of Securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee (3)
Common Stock(1)	12,600,000	$0.02	$252,000	$31.93

(1)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c).

This registration statement contains two parts. The first part contains a prospectus prepared in accordance with the requirements of Part I of Form S-8 under the Securities Act. The second part contains information required in the registration statement under Part II of Form S-8.

1

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

THESE SECURITIES MAY NOT BE SOLD UNTIL THE

REGISRATION STATEMENT FILED WITH THE SECURITIES

AND EXCHANGE COMMISSION IS EFFECTIVE.

THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES

AND IS NOT SEEKING AN OFFER TO BUY THESE SECURITIES IN ANY

STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

12,600,000 Shares of Common Stock,

par value $.001 per share

Ohana Enterprises, Inc.,

a Delaware Corporation

The stockholders of Ohana Enterprises, Inc., a Delaware corporation ("Ohana" or the "Company"), listed on page 10 of this Prospectus (the "Selling Stockholders") are offering for sale up to 12,600,000 shares of our common stock, $.001 par value (the "Shares"), under this Prospectus.  Those to whom such Selling Stockholders may pledge, donate or transfer their Shares, and other successors, may also use this Prospectus.  The Selling Stockholders may offer their respective Shares through public or private transactions, at prevailing market prices or at privately negotiated prices.

The Selling Stockholders will receive all of the net proceeds from the resale of the Shares.  Accordingly, Ohana will not receive any proceeds from the resale of the Shares.  However, we have agreed to bear the expenses relating to the registration of the Shares, other than brokerage commissions and expenses, if any, which will be paid by the Selling Stockholders.

On May 28, 2004, the closing per share sale price of our common stock on the OTC Bulletin Board was $0.0145.

Our executive offices are located at 7275 Murdy Circle, Huntington Beach, CA  92647, and our telephone number is (310) 456-3199.

THESE ARE SPECULATIVE SECURITIES AND INVOLVE A HIGH DEGREE OF RISK. THERE IS NO PUBLIC MARKET FOR THESE SECURITIES AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP IN THE NEAR FUTURE.  INVESTMENT IN DEVELOPMENT STAGE BUSINESSES INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR INVESTMENT IN ITS ENTIRETY. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  SEE "RISK FACTORS".

THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE MADE UNLAWFUL.  NEITHER THIS PROSPECTUS NOR THE SECURITIES OFFERED HEREBY HAVE BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OF ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The date of this Prospectus is June 14, 2004.

2

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC").  Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov.  You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York City, New York and Chicago, Illinois.  Please call the SEC at (800) SEC-0330 for further information on the public reference rooms.

We are filing a registration statement on Form S-8 with the SEC to register the Shares being offered (the "Registration Statement").  This Prospectus is part of the Registration Statement and, as permitted by the SEC, does not contain all the information included in the registration statement. For further information with respect to Ohana and our common stock, you should refer to the Registration Statement and to the exhibits and schedules filed as part of the Registration Statement, as well as the documents we have incorporated by reference as discussed in Item 3 of Part II of the Registration Statement.  You can review the documents that we have incorporated by reference on the Internet or at the SEC's public reference facilities.

This Prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to "incorporate by reference" the information we file with it, which means that we may disclose important information to you by referring to those documents.  The information incorporated by reference is considered to be a part of this Prospectus, and information we file later with the SEC is deemed automatically to update or supersede this information.  We incorporate by reference the documents listed below and any future filings to be made with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by us:

1.     Current Reports on Form 8-K filed on March 3, 2004 and April 2, 2004 (as amended on June 3, 2004);

2.     Quarterly Reports on Form 10-QSB filed on November 19, 2003, February 23, 2004 and May 25, 2004;

3.     Information Statement filed on Schedule 14C on November 7, 2003; and

4.     Annual Report on Form 10-KSB for the year ended June 30, 2003, as filed on October 14, 2003.

You may request a copy of these filings, at no charge, by writing us at Ohana Enterprises, Inc., 23852 Pacific Coast Highway, #167, Malibu, California  90265; attn:  Catherine Thompson, Chief Financial Officer, or by calling us at (310) 456-3199.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION.  THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION WHERE IT IS UNLAWFUL.  THE INFORMATION IN THIS PROSPECTUS SPEAKS AS OF THE DATE HEREOF.

3

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus, including the information under "Risk Factors" and the other information incorporated by reference herein.

Issuer:                            Ohana Enterprises, Inc. ("Ohana" or the "Company"), a Delaware corporation.

Business:                       Ohana is a publicly traded company on the O T C Bulletin Board.  We are currently evaluating candidates for potential acquisitions/mergers.

The Offering:                The 12,600,000 Shares being offered for resale hereby represent common stock previously received by the Selling Stockholders in their respective capacities as former officers of or consultants to us.  The documents evidencing the consulting and other services performed by the Selling Stockholders for us are attached as exhibits to the Registration Statement of which this Prospectus forms a part.

Use of Proceeds:          We will not receive any of the proceeds to be received by the Selling Stockholders from the sale of the Shares.

4

RISK FACTORS

PRIOR TO MAKING AN INVESTMENT DECISION, PROSPECTIVE PURCHASERS OF THE SHARES SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION SET FORTH IN THIS MEMORANDUM AND, IN PARTICULAR, SHOULD EVALUATE THE FOLLOWING INVESTMENT CONSIDERATIONS. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.

FORWARD-LOOKING STATEMENTS:  Certain statements, other than historical facts, included in this Prospectus regarding our business strategies and plans for future operations are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act.  These statements, which include, but are not limited to, words such as "expect", "anticipate", "plan", "estimate", "project" and "intend" are based on management's belief and assumptions, and on information currently available to us.  Forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, our ability to finance our business operations, the ability to obtain financing on reasonable terms, if at all, the successful implementation of our business plan, uncertainties in the industry or markets in which we operate; competition, and other risks described below and in our periodic reports filed with the SEC.

1.     WE HAVE A HISTORY OF LOSSES.

Since the inception of Visual Interviews in 2001, we have incurred substantial losses from operations resulting primarily from costs related to building our infrastructure.  We incurred net losses of $716,495 and $1,617,395 for the year ended June 30, 2003, and the nine months ended March 31, 2004, respectively.  Due to the lack of cash resources, we have suspended the development of the Visual Interviews technology.  Because of our status as a development stage company and the need to locate a company that is a viable merger or acquisition candidate, we expect to incur net losses for the foreseeable future. Although we continue to evaluate potential candidates, to date we have not consummated any merger or acquisition transaction.  If we are unable to locate an acceptable candidate or if we fail to consummate a merger or acquisition, our losses will be significantly greater.  We may never achieve profitability. Primarily as a result of these recurring losses, our independent certified public accountants modified their report on our June 30, 2003 financial statements to include an uncertainty paragraph wherein they expressed substantial doubt about our ability to continue as a going concern.

2.     WE REQUIRE IMMEDIATE ADDITIONAL CAPITAL.

We are currently experiencing a capital shortfall and have suspended development of our VI technology and products.  Management estimates that current cash and cash equivalents are insufficient to meet our current cash needs for working capital and capital expenditures.  We are actively seeking additional funding.  There can be no assurance that the required additional financing will be available at terms favorable to us or at all. Since our inception, we have financed our operations through private equity placements.

Obtaining capital will be challenging in a difficult environment, due to the downturn in the United States economy and current world instability.  We currently have no commitments for any funding, and there can be no assurance that we will be able to obtain additional funding in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on terms acceptable to us, or at all.

If adequate funds are not available or are not available on acceptable terms when required, we may be required to significantly curtail our operations or may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition.  If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, and such securities may have rights, preferences and privileges senior to those of our common stock.

5

3.     WE HAVE ONLY A LIMITED OPERATING HISTORY.

We have only a limited operating history upon which can be based an evaluation of our prospects.  Such prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies seeking to introduce new products into new and rapidly evolving markets characterized by intense competition. To address these risks and uncertainties, we must, among other things, successfully market the talents and capabilities of our management team and locate a candidate for merger or acquisition which will bring value to us and our stockholders.

You must consider carefully the risks and uncertainties frequently encountered by companies in situations such as ours, including but not limited to the ability to grow and prosper and finance such growth.  If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

4.     OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

We have a very limited operating history, and have no revenue to date.  Due to the suspension of all development of VI’s technology and products and the search for a viable merger or acquisition candidate, our quarterly operating results will be difficult to predict and may fluctuate significantly from quarter to quarter. Consequently, the market price of our securities has been, and can be expected to continue to be, highly volatile.  Factors such as announcements by us or others of technological innovations, new commercial products, regulatory approvals or proprietary rights developments and competitive developments all may have a significant impact on our future business prospects and market price of our securities.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance.  If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

6

5.     WE MAY FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances.  We may not be able to enter into these strategic partnerships on commercially reasonable terms or at all.  Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or otherwise prove advantageous to our business.   Our inability to enter into new distribution relationships or strategic alliances could have a material and adverse effect on our business.

6.     WE MAY EXPERIENCE INTEGRATION ISSUES.

Our strategy to grow by acquisition could fail due to the inability to integrate those companies with us.  The integration of two or more companies is an expensive and timely process and, as such, failure would be a burden to our cash requirements and would significantly increase our net operating loss.  Should we invest our time and resources into an acquisition that we cannot integrate, our management’s time may be diverted from operational activities and other opportunities.

7.     RECENTLY PROPOSED REGULATIONS MAY MAKE IT MORE DIFFICULT FOR US TO ATTRACT AND RETAIN EMPLOYEES AND CONSULTANTS.

On April 15, 2004, the Securities and Exchange Commission (“SEC”) issued Release 33-8407, which, among other things, proposed a rule prohibiting the use of registration statements on Form S-8 by “shell companies”.  Release 33-8407 defines a “shell company” as “a registrant with no or nominal operations, and with no nor nominal assets or assets consisting solely of cash and cash equivalents.”  In the past, we have registered shares of our common stock on Form S-8 that were either issued or to be issued to employees and consultants as compensation for services.  The shares offered by this prospectus are also the subject of a registration statement on Form S-8.  In the event that we are determined to be a “shell company” as defined in Release 33-8407, and in the event that the SEC proposes Release 33-8407 in its current or amended form as a final rule, our ability to hire and retain consultants and employees could be materially adversely affected.

7

8.     OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE; OUR COMMON STOCK IS "PENNY STOCK".

The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile.  The trading prices of many technology companies' stocks have recently been highly volatile and have recorded lows well below historical highs.

Factors that could cause such volatility in our common stock may include, among other things:

·        actual or anticipated fluctuations in our quarterly operating results;

·        announcements of technological innovations;

·        changes in financial estimates by securities analysts;

·        conditions or trends in our industry; and

·        changes in the market valuations of other comparable companies.

In addition, our stock is currently traded on the NASD O-T-C Bulletin Board and it is uncertain that we will be able to successfully apply for listing on the AMEX, the NASDAQ National Market, or the Nasdaq SmallCap Market in the foreseeable future due to the trading price of our common stock, our working capital and revenue history.  Failure to list our shares on the AMEX, the Nasdaq National Market, or the Nasdaq SmallCap Market will impair the liquidity of our common stock.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any security that 1) is priced under five dollars, 2) is not traded on a national stock exchange or on NASDAQ, 3) may be listed in the "pink sheets" or the NASD OTC Bulletin Board, 4) is issued by a company that has less than $5 million in net tangible assets and has been in business less than three years, or by a company that has under $2 million in net tangible assets and has been in business for at least three years, or by a company that has revenues of less than $6 million for 3 years.

Penny stocks can be very risky: penny stocks are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ.  Prices often are not available.  Investors in penny stocks are often unable to sell stock back to the dealer that sold them the stock.  Thus an investor may lose his/her investment.  Our common stock is a "penny stock" and thus is subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the common stock is listed on The Nasdaq SmallCap Market. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of our common stock to resell their shares in the secondary market.

8

9.     THE PRICE OF OUR COMMON STOCK MAY BE DEPRESSED DUE TO THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT.

When the Registration Statement becomes effective, 12,600,000 shares of common stock will become eligible to be sold, subject to the re-offer and resale limitations of control and restricted securities under Rule 144 under the Securities Act.  Under Rule 144, certain of the Selling Stockholders, Messrs. Martin and Weisman and Ms. Thompson and Ms. Ford, cannot sell an amount of their respective Shares, during any 90-day period, which exceeds one percent of our issued and outstanding common stock.  We cannot predict the effect, if any, that sales of shares of our common stock or the availability of such shares for sale will have on the market prices prevailing from time to time.  Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market would likely have a material adverse effect on prevailing market prices for our common stock and could impair our ability to raise capital through the sale of our equity securities.

USE OF PROCEEDS

The Selling Stockholders are selling all of the Shares covered by this Prospectus for their own accounts.  Accordingly, we will not receive any of the proceeds from the resale of the Shares.  We have agreed to bear the expenses relating to the registration of the Shares, other than brokerage commissions and expenses, if any, which will be paid by the Selling Stockholders.

SELLING STOCKHOLDERS

The Shares being offered for resale represent common stock previously received by the Selling Stockholders in their respective capacities as our executive officers and directors and as advisors.  All of the Shares offered by this Prospectus are being offered by the Selling Stockholders for their own accounts.  A description of the services provided by the Selling Stockholders and by which they acquired the Shares, is set forth in the following documents (copies of which are included as exhibits to the Registration Statement of which this Prospectus forms a part:)

·        Consulting Agreement, dated March 3, 2004, by and between Linda Ford and Ohana;

·        Consulting Agreement, dated March 15, 2004, by and between Interactive Ideas Consulting Group and Ohana;

·        Consulting Agreement, dated March 10, 2004, by and between Lindy Livingstone and Ohana;

·        Consulting Agreement, dated March 1, 2004, by and between Manuel Designs and Ohana;

·        Consulting Agreement, dated March 3, 2004, by and between Brett Martin and Ohana;

·        Consulting Agreement (as amended), dated March 3, 2004, by and between Chad Meisenger and Ohana;

·        Consulting Agreement, dated March 1, 2004, by and between Belcourt Associates and Ohana;

·        Consulting Agreement, dated March 3, 2004, by and between Catherine Thompson and Ohana; and

·        Consulting Agreement, dated March 3, 2004, by and between Neal Weisman and Ohana.

The following table sets forth information with respect to the shares of common stock beneficially owned by the Selling Stockholders at June 9, 2004, including shares obtainable under exercise or conversion of securities exercisable or convertible within 60 days of such date.  The Selling Stockholders provided us with the information included in the table below.  Material relationships between the Selling Stockholders and Ohana are set forth in the Consulting Agreements listed above and are also indicated below.

9

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Shares of Common Stock to be Sold	Shares Beneficially Owned After the Offering
			Number of Shares	Percentage of class
Linda Ford	2,625,000	1,750,000	875,000	1.2%

Interactive Ideas Consulting Group	3,671,700	2,200,000	1,471,700	2.0%

Manuel Designs	250,000	250,000	-	-

Lindy Livingstone	250,000	250,000	-	-

Brett Martin	4,200,000	2,800,000	1,400,000	1.9%

Chad Meisenger	250,000	250,000	-	-

Steve Ross	500,000	500,000	-	-

Catherine Thompson	4,869,785	2,000,000	2,869,785	3.8%

Neal Weisman	4,577,508	2,600,000	1,977,508	2.6%

* Less than one percent

Under the rules promulgated by the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security.  A person is also deemed to be a beneficial owner of any security if that person has the right to acquire beneficial ownership within 60 days of the date hereof.

Unless otherwise indicated by footnote, the Selling Stockholder has sole voting and investment power with respect to the shares of common stock beneficially owned by him or her.

10

PLAN OF DISTRIBUTION

The Shares may be sold or distributed from time to time by the Selling Stockholders or by pledgees, donees or transferees of, or successors in interest to, the Selling Stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed.

The Shares that are being registered under this Prospectus constitute "control" or "restricted" securities as defined for purposes of General Instruction C to the Registration Statement.  As such, the Shares are subject to resale and reoffer limitations imposed by Rule 144 under the Securities Act. Under Rule 144, Messrs. Martin and Weisman, and Ms. Thompson and Ms. Ford cannot sell an amount of their respective Shares during any 90-day period in excess of one percent of our issued and outstanding common stock.

The distribution of the Shares may be affected in one or more of the following methods:

·        ordinary brokers' transactions, which may include long or short sales;

·        Transactions involving cross or block trades or otherwise on the quotation system operated by the over-the-counter bulletin board, or on one or more other securities markets and exchanges, in privately negotiated transactions;

·        purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this Prospectus;

·        "at the market" to or through market makers or established trading   markets, including direct sales to purchasers or sales effected through agents;

·        through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

·        any combination of the foregoing, or by any other legally available means.

In addition, the Selling Stockholders may enter into hedging transactions with broker-dealers who may engage in short sales of shares in the course of hedging the positions they assume with the Selling Stockholders.  The Selling Stockholders may also enter into option or other transactions with broker- dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this Prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the Shares may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions).  The Selling Stockholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of the Securities Act.  Neither we nor the Selling Stockholders can presently estimate the amount of such compensation.  We know of no existing arrangements between the Selling Stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the Shares.

We have agreed to bear the expenses (other than broker's commissions and similar charges) of the registration of the Shares, including legal and accounting fees.

The Selling Stockholders may also use Rule 144 under the Securities Act to sell the Shares if they meet the criteria and conform to the requirements of such Rule.

There can be no assurance that the Selling Stockholders will sell any or all of the Shares offered by them hereunder.

11

DESCRIPTION OF SECURITIES

We are authorized to issue 400,000,000 shares of common stock, par value $.001 per share.  As of June 9, 2004, 75,392,275 shares of common stock were issued and outstanding.

The Shares to be registered for resale hereunder entitle the holders to the following rights:

·        Voting:  Holders of shares of common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders.  Shares of common stock do not have cumulative voting rights; accordingly, the holders of a majority of the shares of common stock eligible to vote and voting for the Board of Directors can elect all members of the Board of Directors.

·        Dividends:  Holders of record of common stock are entitled to receive dividends when and if declared by the Board of Directors out of our funds legally available therefore.

·        Liquidation:  Upon any liquidation, dissolution or winding up of Ohana, holders of shares of common stock are entitled to receive pro-rata all of the assets of Ohana available for distribution to stockholders after any distributions are made to holders of preferred stock.

INDEMNIFICATION

Section 145 of the Delaware General Corporations Law authorizes the indemnification of directors and officers against liability incurred by reason of being a director, officer, employee or agent and against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.  Unless an action is brought by, or in the right of the corporation, this indemnification applies where the indemnified party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.  Indemnification in criminal actions or proceedings is available where the officer or director had no reasonable cause to believe his conduct was unlawful.

As permitted by the provisions of the Delaware Business Corporation Statutes, our Certificate of Incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted by the Delaware Business Corporation Statutes. These provisions generally permit indemnification of directors and officers against certain costs, liabilities and expenses of any threatened, pending or completed action, suit or proceeding that any such person may incur by reason of serving in such positions until [i] final adjudication established that the act or omission of the director or officer was material to the cause of action adjudicated in the action, suit or proceeding and involved intentional misconduct, fraud or a knowing violation of the law, or [ii] the director or officer did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of Ohana, and in the case of criminal proceedings, the director or officer had no reasonable cause to believe such act or omission was unlawful.

12

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

(a)   The Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2003, filed with the Securities and Exchange Commission;

(b)   The Registrant's Quarterly Reports on Form 10-QSB for the quarterly periods ended September 30, 2003, December 31, 2003, and March 31, 2004, filed with the Securities and Exchange Commission;

(c)   All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above.

ITEM 4.  DESCRIPTION OF SECURITIES.

The Registrant's common stock is registered under Section 12 of the Securities Exchange Act "the "Exchange Act"); however, there is no current registration statement filed under the Exchange Act containing a description of such common stock.  The following describes the Registrant's common stock:

Subject to the rights of holders of any series of preferred stock that may from time to time be issued, holders of common stock are entitled to one vote per share on matters acted upon at any stockholders' meeting, including the election of directors, and to dividends when, as and if declared by the Board of Directors out of funds legally available therefore. There is no cumulative voting and the common stock is not redeemable. In the event of any liquidation, dissolution or winding up of the Registrant, each holder of common stock is entitled to share ratably in all assets of the Registrant remaining after the payment of liabilities and any amounts required to be paid to holders of preferred stock, if any. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessments. All shares of common stock now outstanding are fully paid and non-assessable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

13

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant's Bylaws requires the Registrant to indemnify, to the fullest extent allowed by applicable law, any person who serves or who has served at any time as a director or an officer of the Registrant, and any director or officer who, at the request of us, serves or at any time has served as a director or officer, employee, or agent of another corporation, or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against any and all liabilities and loss suffered and reasonable expenses incurred in connection with any claim, action, suit, or proceeding to which such director or officer is made a party, or which may be asserted against him, because he is or was a director or an officer.

The above discussion of the Registrant's Bylaws and the Delaware General Corporations Law is only a summary and is qualified in its entirety by the full text of each of the foregoing.

ITEM 8.  EXHIBITS.

The following Exhibits are filed as part of this registration statement:

Exhibit Number	Description of Exhibit

23.1	Consent of Lucas, Horsfall, Murphy and Pindroh, LLP.

99.01	Consulting Agreement, dated March 3, 2004, by and between Linda Ford and Ohana; and

99.02	Consulting Agreement, dated March 15, 2004, by and between Interactive Ideas Consulting Group and Ohana; and

99.03	Consulting Agreement, dated March 10, 2004, by and between Lindy Livingstone and Ohana; and

99.04	Consulting Agreement, dated March 1, 2004 by and between Manuel Designs and Ohana;

99.05	Consulting Agreement, dated March 3, 2004, by and between Brett Martin and Ohana; and

99.06	Consulting Agreement, dated March 1, 2004, by and between Chad Meisenger and Ohana; and

99.06 (a)	Amendment to Consulting Agreement, effective as of June 9, 2004, by and between Chad Meisenger and Ohana; and

99.07	Consulting Agreement, dated March 1, 2004, by and between Belcourt & Associates and Ohana; and

99.08	Consulting Agreement, dated March 3, 2004, by and between Catherine Thompson and Ohana; and

99.09	Consulting Agreement, dated March 3, 2004, by and between Neal Weisman and Ohana

14

ITEM 9.  UNDERTAKINGS.

(a)   The undersigned Registrant  hereby  undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Huntington Beach, State of California, on June 14, 2004.

OHANA ENTERPRISES, INC.
/s/ Catherine Thompson
By:
Catherine Thompson
Acting Chief Executive Officer and Chief Financial Officer

15

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Catherine Thompson
Catherine Thompson	Acting Chief Executive Officer, Chief Financial Officer and a Director	June 14, 2004

/s/ Michael Avatar
Michael Avatar	Director	June 14, 2004

16

Exhibit 23-1

LUCAS, HORSFALL, MURPHY & PINDROH, LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-8 of Ohana Enterprises, Inc, of our report dated September 9, 2003 relating to the financial statements of Ohana Enterprises, Inc. and Subsidiary as of and for the year ended June 30, 2003.

/s/ Lucas, Horsfall, Murphy & Pindroh, LLP

CERTIFIED PUBLIC ACCOUNTANTS

Pasadena, California

June 14, 2004

17

Exhibit 99.01

CONSULTING AGREEMENT

This  Agreement (the “Agreement”) is entered into and effective as of March 3, 2004, by and between Ohana Corp., a Delaware company (the “Company”), and Linda Ford, a resident of  Rancho Santa Margarita, CA, (“Consultant”).

Recitals:

A.    The Company desires to employ Consultant in the capacity of Vice President of Marketing and Sales Operations.

B.    Consultant desires to be employed by the Company in the aforesaid capacity.

C.    The Company and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

Agreement:

Now, Therefore, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Appointment as Vice President of Marketing and Sales Operations (“VP”).

Upon execution of this Agreement, and formal appointment by the Board of Directors, Consultant shall be installed as Vice President of Marketing and Sales Operations effective 4 pm April 1, 2004.

2.  Duties of Consultant

(a)   In accepting such employment by the Company, and in her capacity as VP of the Company, Consultant shall have the customary powers, responsibilities, authority and autonomy as VPs of companies of similar size, type and nature as the Company.

(b)   The Company hereby specifically grants to Consultant all decision-making authority regarding the normal day-to-day operations of the Company, including all routine matters and administrative matters, and such other duties as may be assigned to Consultant by the Board of Directors.

(c)   Consultant shall strictly follow the directives given to him by the Board of Directors, and accept such assignments, duties, and responsibilities as are given to Consultant from time to time.

(d)   Consultant covenants and agrees that she will not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement in conflict with the best interests of the Company.

The foregoing duties and responsibilities will be subject to the approval of the Board of Directors, with Consultant keeping the Board of Directors fully apprized at all times.

3.  Compensation.

As for compensation for the services to be rendered for the Company by Consultant under this Agreement, and for the performance of the duties and obligations by Consultant hereunder, Consultant shall be paid the following:

(a)   For the period of March 17, 2004, to June 30, 2004 the Company will issue 1,750,000 shares of common stock of Ohana Enterprises valued at $.07 per share.  Said shares shall be registered under Section 8 of the Securities Act of 1933 within 20 days from execution of this Agreement.

(b)   In addition to the above compensation, Consultant, while she remains employed hereunder, may be entitled to a bonus in respect to the fiscal year of the Company ending June 30, 2004 in which the operations and profitability of the Company warrants a Bonus, which is to be determined by the Board of Directors, in its sole discretion.

18

4.  Term.

This Agreement shall be for a Term commencing on March 17, 2004, through June 30, 2004.

5.  Confidential Information.

(a)   The Consultant acknowledges that certain of the material and information made available to theConsultant by the Company in the performance of his or her duties (the “Confidential Information”) will be of a confidential nature.  The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Company or its clients, and the Consultant shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information.  The Consultant shall not, directly or indirectly, use for him or herself or another or disclose to another, any Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with his employment or as may be consented to in writing by the Company.

(b)   The Confidential Information is and shall remain the sole and exclusive property of the Company or its clients regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement he shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes,reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or the documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

(c)   Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, joint venture parties, Consultants and other entities, of any nature whatsoever, with whom the Company or any associate or affiliate of the Company has business relations.

(d)   Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

(1)   The Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or,

(2)   The Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement.

(e)   The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s services relationship with the Company.

6. Non-Competition.

(a)   The Consultant agrees that during the term of this Agreement, the Consultant will not engage, hold an interest, or have any involvement, either directly or indirectly, in any business entity or venture, which competes with the Company or any associate or affiliate of the Company.

(b)   The Consultant acknowledges that, by reason of services to the Company, he or she will receive the value and advantage of special training, skills, and expert knowledge and experience of the Company the clients and other Consultants of the Company.

It is the expressed intent and agreement of the Consultant and the Company that such training, skills, knowledge and experience be used solely and exclusively in the best interests of the Company.

(c)   The Consultant agrees that if he or she terminates this Agreement, then for a period of one (1) year following his or her notice to terminate, he or she will not hire or take away or cause to be hired or taken away, any Consultant of the Company.

19

(d)   The Consultant agrees that all restrictions in this clause are reasonable, valid and do not go beyond what is necessary to protect the interest of the Company, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Consultant.  The provisions of this clause are only intended to safeguard against the Consultant participating in competitive endeavors against the Company and shall not in any way restrict or limit the Consultant from being engaged in subsequent employment and business which are not in competition with the Company.

(e)   The parties hereto agree that if any covenant or provision in this clause is determined to be void or unenforceable at law due to period of time, geographical area, or otherwise, then such covenant or provision shall be reduced in scope or amended, as to term, geographical area or otherwise, to the extent required so that the covenant or provision, as so reduced or amended,, unenforceable at law and the unenforceable part shall be deemed to be severed from the balance, which balance shall survive and be of full force and effect.

(f)    The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s relationship with the Company.

7. Indemnification.

(a)   The Consultant hereby undertakes to, and does hereby agree to, indemnify the Company and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages, and expenses, which they may sustain, pay or incur by reason of the breach by the Consultant of any of the provisions of this Agreement.

(b)   The Company hereby undertakes to, and does hereby agree to, indemnify the Consultant and its directors, officers, employees, heirs, successors or assigns against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant’s performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Consultant or any of its directors, officer, or employees.

The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

8. Governing Law.

In view of the fact that the principal office of the Company is located in the State of California, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of California as to contracts to be performed wholly within such State, and without giving effect to the conflicts laws of such State.

9. Severability.

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

20

10. Amendments.

Any amendment to this Agreement must be in writing and executed by both parties hereto.

11. Entire Agreement.

This is the entire Agreement between the Company and the Consultant with respect to the employment of the Consultant by the Company and supersedes any prior agreements with respect to such services whether written or oral.

12. Notices.

Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first‑class postage prepaid, by next day commercial courier, or by facsimile copy or electronic transmission (email) (and, if by facsimile or email, with the original notice being sent by registered or certified mail or by commercial courier), to the respective addresses below.

A party may change the address by proper notice to the other.

Company	Consultant
Ohana Enterprises, Inc.	Linda Ford
23852 Pacific Coast Hwy. #168	8 Mejorana
Malibu, CA 90265	Rancho Santa Margarita, CA 92688

13. No Waiver.

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict performance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

14. Assignment.

This Agreement cannot be assigned by either party hereto.

15. Disagreements.

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY	CONSULTANT
OHANA ENTERPRISES, INC.	LINDA FORD

By: /s/ Catherine Thompson	By: /s/ Linda Ford
Catherine Thompson, CFO	Linda Ford

21

Exhibit 99.02

CONSULTING AGREEMENT

This Agreement (the “Agreement”) is entered into and effective as of March  3rd, 2004, by and between Ohana Corp., a Delaware company (the “Company”), and Interactive Ideas Consulting Group, a California Corporation, doing business in Huntington Beach, DBA i2net CA, (“Consultant”).

Recitals:

A.    The Company desires to employ Consultant to provide the services of daily operations staff and call center.

B.    Consultant desires to be employed by the Company in the aforesaid capacity.

C.    The Company and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

Agreement:

Now, Therefore, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Engagement of Consultant as Daily Operations Staff and Call center (hereafter, “Operations”)

Upon execution of this Agreement, Interactive Ideas shall be engaged as OPERATIONS effective March 15, 2004.

2.  Services of Consultant.

(a)   Consultant shall provide internal IT staff and provide office space for the operational needs of Ohana. Staffing will include: system administration, Oracle DBA support, graphical design, Flash programming, HTML, XML, and internal network support

                (b)   Consultant shall provide call center and technical support to Ohana clients for products and services     offered by Ohana at such service levels as are customary for the industry and required by Ohana clients. Optional outsourced for offsite repair will be billed at $45 hour for current and future hospitality clients of Ohana

(c)   Consultant shall strictly follow the directives given to him by the COO and the Board of Directors, and accept such assignments, duties, and responsibilities as are given to Consultant from time to time.

(d)   Consultant covenants and agrees that he will not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement in conflict with the best interests of the Company.

The foregoing duties and responsibilities will be subject to the approval of the Board of Directors, with Consultant keeping the COO and Board of Directors fully apprized at all times.

22

3.  Compensation

As for compensation for the services to be rendered for the Company by Consultant under this Agreement, and for the performance of the duties and obligations by Consultant hereunder, Consultant shall be paid the following:

(a)   For the period of March 15, 2004, to February 28, 2005 the Company will be invoiced for all services requested.  At the beginning of each semi-annual contract period, the Company will compensate the Consultant in the amount of $165,000.  Said compensation may be paid in either in cash or in shares of Ohana common stock at the company’s discretion. Common stock issued will be valued at the closing bid price on the date of issuance and will be registered under Section 8 of the Securities Act of 1933 within 20 days of issuance.

(b)   Either party may terminate this agreement with one (1) month prior written notice of termination. Upon termination of this Agreement the obligations of both parties under this Agreement shall terminate except for those obligations which are specifically expressed to survive the termination of this Agreement.

4.  Term.

This Agreement shall be for a Term commencing on March 1, 2004, through February 28, 2006. The Company shall provide Consultant 30 days prior to expiration date with written notice of the Company’s intent not to renew or extend this Agreement. The Company and its Board of Directors, at its discretion, may choose to extend this Agreement for an indefinite period by choosing not to give written notice to Consultant of the termination of this Agreement on or after January 2, 2005. In the event of extension, the aforementioned terms and conditions shall continue as set forth.

The Company may terminate Consultant’s employment under this Agreement at any time with or without Cause as provided by the Company’s By-Laws and Delaware Corporate Law.  Termination of Consultant pursuant to this termination for cause shall be communicated by a “Notice of Termination.” For purposes of this Agreement, a “Notice of Termination” shall mean delivery to Consultant of written notice of termination following a resolution of the Board of Directors.

5.  Confidential Information.

(a)   The Consultant acknowledges that certain of the material and information made available to the Consultant by the Company in the performance of his or her duties (the “Confidential Information”) will be of a confidential nature.  The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Company or its clients, and the Consultant shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information.  The Consultant shall not, directly or indirectly, use for him or herself or another or disclose to another, any Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with his employment or as may be consented to in writing by the Company.

(b)   The Confidential Information is and shall remain the sole and exclusive property of the Company or its clients regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement he shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or the documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

(c)   Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, joint venture parties, Consultants and other entities, of any nature whatsoever, with whom the Company or any associate or affiliate of the Company has business relations.

(d)   Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that :

(1)   The Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or,

(2)   The Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement.

(e)   The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s services relationship with the Company.

23

6. Non-Competition.

(a)   The Consultant agrees that during the term of this Agreement, the Consultant will not engage, hold an interest, or have any involvement, either directly or indirectly, in any business entity or venture, which competes with the Company or any associate or affiliate of the Company.

(b)   The Consultant acknowledges that, by reason of services to the Company, he or she will receive the value and advantage of special training, skills, and expert knowledge and experience of the Company the clients and other Consultants of the Company.

It is the expressed intent and agreement of the Consultant and the Company that such training, skills,knowledge and experience be used solely and exclusively in the best interests of the Company.

(c)   The Consultant agrees that if he or she terminates this Agreement, then for a period of one (1) year following his or her notice to terminate, he or she will not hire or take away or cause to be hired or taken away, any Consultant of the Company.

(d)   The Consultant agrees that all restrictions in this clause are reasonable, valid and do not go beyond what is necessary to protect the interest of the Company, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Consultant.  The provisions of this clause are only intended to safeguard against the Consultant participating in competitive endeavors against the Company and shall not in any way restrict or limit the Consultant from being engaged in subsequent employment and business which are not in competition with the Company.

(e)   The parties hereto agree that if any covenant or provision in this clause is determined to be void or unenforceable at law due to period of time, geographical area, or otherwise, then such covenant or provision shall be reduced in scope or amended, as to term, geographical area or otherwise, to the extent required so that the covenant or provision, as so reduced or amended,, unenforceable at law and the unenforceable part shall be deemed to be severed from the balance, which balance shall survive and be of full force and effect.

(f)    The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s relationship with the Company.

7. Indemnification.

(a)   The Consultant hereby undertakes to, and does hereby agree to, indemnify the Company and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages, and expenses, which they may sustain, pay or incur by reason of the breach by the Consultant of any of the provisions of this Agreement.

(b)   The Company hereby undertakes to, and does hereby agree to, indemnify the Consultant and its directors, officers, employees, heirs, successors or assigns against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant’s performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Consultant or any of its directors, officer, or employees.

The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

24

8. Governing Law.

In view of the fact that the principal office of the Company is located in the State of California, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of California as to contracts to be performed wholly within such State, and without giving effect to the conflicts laws of such State.

9. Severability.

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

10. Amendments.

Any amendment to this Agreement must be in writing and executed by both parties hereto.

11. Entire Agreement.

This is the entire Agreement between the Company and the Consultant with respect to the employment of the Consultant by the Company and supersedes any prior agreements with respect to such services whether written or oral.

12. Notices.

Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first‑class postage prepaid, by next day commercial courier, or by facsimile copy or electronic transmission (email) (and, if by facsimile or email, with the original notice being sent by registered or certified mail or by commercial courier), to the respective addresses below.

A party may change the address by proper notice to the other.

Company	Consultant
Ohana Enterprises, Inc.	Interactive Ideas Consulting Group
23852 Pacific Coast Hwy. #168	7275 Murdy Circle
Malibu, CA 90265	Huntington Beach, CA 92647

13. No Waiver.

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict performance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

14. Assignment.

This Agreement cannot be assigned by either party hereto.

15. Disagreements.

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

25

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY	CONSULTANT
OHANA ENTERPRISES, INC.	Interactive Ideas Consulting Group

By: /s/ Catherine Thompson	By: /s/ Scott Capone
Catherine Thompson, CFO	Scott Capone

27

Exhibit 99.03

CONSULTING AGREEMENT

This Agreement (the “Agreement”) is entered into and effective as of March 10, 2004, by and between Ohana Corp., a Delaware company (the “Company”), and Lindy Livingstone, a resident of Santa Ana, CA, (“Consultant”).

Recitals:

A.    The Company desires to employ Consultant in the capacity of Company Controller.

B.    Consultant desires to be employed by the Company in the aforesaid capacity.

C.    The Company and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

Agreement:

Now, Therefore, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Appointment as Company controller (“controller”).

Upon execution of this Agreement, and formal appointment by the Board of Directors, Consultant shall be installed as Company Controller effective March 10, 2004.

2. Duties of Consultant.

(a)   In accepting such employment by the Company, and in her capacity as Controller,

Consultant shall have the customary powers, responsibilities, authority and autonomy as Controllers of companies of similar size, type and nature as the Company.

(b)   The Company hereby specifically grants to Consultant all decision-making authority regarding the normal day-to-day operations of the Company, including all routine matters and administrative matters, and such other duties as may be assigned to Consultant by the Board of Directors.

(c)   Consultant shall strictly follow the directives given to him by the Board of Directors, and accept such assignments, duties, and responsibilities as are given to Consultant from time to time.

(d)   Consultant covenants and agrees that she will not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement in conflict with the best interests of the Company.

The foregoing duties and responsibilities will be subject to the approval of the Board of Directors, with Consultant keeping the Board of Directors fully apprized at all times.

26

3. Compensation.

As for compensation for the services to be rendered for the Company by Consultant under this Agreement, and for the performance of the duties and obligations by Consultant hereunder, Consultant shall be paid the following:

(a)   For the period of March 10, 2004, to September 30, 2004 the Company will issue 250,000 shares of common stock of Ohana Enterprises valued at $.8 per share.  Said shares shall be registered under Section 8 within 20 days from execution of this Agreement.

(b)   In addition to the above compensation, Consultant, while she remains employed hereunder, may be entitled to a bonus in respect to the fiscal year of the Company ending June 30, 2004 in which the operations and profitability of the Company warrants a Bonus, which is to be determined by the Board of Directors, in its sole discretion.

(c)   Either party may terminate this agreement with two (2) weeks prior written notice of termination. Upon termination of this Agreement the obligations of both parties under this Agreement shall terminate except for those obligations which are specifically expressed to survive the termination of this Agreement.

4. Term.

This Agreement shall be for a Term commencing on March 10, 2004, through September 30, 2004. The Company shall provide Consultant 30 days prior to expiration date with written notice of the Company’s intent not to renew or extend this Agreement. The Company and its Board of Directors, at its discretion, may choose to extend this Agreement for an indefinite period by choosing not to give written notice to Consultant of the termination of this Agreement on or after September 30, 2004. In the event of extension, the aforementioned terms and conditions shall continue as set forth.

The Company may terminate Consultant’s employment under this Agreement at any time with or without Cause as provided by the Company’s By-Laws and Delaware Corporate Law.  Termination of Consultant pursuant to this termination for cause shall be communicated by a “Notice of Termination.” For purposes of this Agreement, a “Notice of Termination” shall mean delivery to Consultant of written notice of termination following a resolution of the Board of Directors.

5. Confidential Information.

(a)   The Consultant acknowledges that certain of the material and information made available to the Consultant by the Company in the performance of his or her duties (the “Confidential Information”) will be of a confidential nature. The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Company or its clients, and the Consultant shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information.  The Consultant shall not, directly or indirectly, use for him or herself or another or disclose to another, any Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with his employment or as may be consented to in writing by the Company.

(b)   The Confidential Information is and shall remain the sole and exclusive property of the Company or its clients regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement he shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or the documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

27

(c)   Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, joint venture parties, Consultants and other entities, of any nature whatsoever, with whom the Company or any associate or affiliate of the Company has business relations.

(d)   Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that :

(1)   The Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or,

(2)   The Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement.

(e)   The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s services relationship with the Company.

6. Non-Competition.

(a)   The Consultant agrees that during the term of this Agreement, the Consultant will not engage, hold an interest, or have any involvement, either directly or indirectly, in any business entity or venture, which competes with the Company or any associate or affiliate of the Company.

(b)   The Consultant acknowledges that, by reason of services to the Company, he or she will receive the value and advantage of special training, skills, and expert knowledge and experience of the Company the clients and other Consultants of the Company.

It is the expressed intent and agreement of the Consultant and the Company that such training, skills, knowledge and experience be used solely and exclusively in the best interests of the Company.

(c)   The Consultant agrees that if he or she terminates this Agreement, then for a period of one (1) year following his or her notice to terminate, he or she will not hire or take away or cause to be hired or taken away, any Consultant of the Company.

(d)   The Consultant agrees that all restrictions in this clause are reasonable, valid and do not go beyond what is necessary to protect the interest of the Company, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Consultant. The provisions of this clause are only intended to safeguard against the Consultant participating in competitive endeavors against the Company and shall not in any way restrict or limit the Consultant from being engaged in subsequent employment and business which are not in competition with the Company.

(e)   The parties hereto agree that if any covenant or provision in this clause is determined to be void or unenforceable at law due to period of time, geographical area, or otherwise, then such covenant or provision shall be reduced in scope or amended, as to term, geographical area or otherwise, to the extent required so that the covenant or provision, as so reduced or amended,, unenforceable at law and the unenforceable part shall be deemed to be severed from the balance, which balance shall survive and be of full force and effect.

(f)    The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s relationship with the Company.

28

7. Indemnification.

(a)   The Consultant hereby undertakes to, and does hereby agree to, indemnify the Company and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages, and expenses, which they may sustain, pay or incur by reason of the breach by the Consultant of any of the provisions of this Agreement.

(b)   The Company hereby undertakes to, and does hereby agree to, indemnify the Consultant and its directors, officers, employees, heirs, successors or assigns against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant’s performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Consultant or any of its directors, officer, or employees.

The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

8. Governing Law.

In view of the fact that the principal office of the Company is located in the State of California, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of California as to contracts to be performed wholly within such State, and without giving effect to the conflicts laws of such State.

9. Severability.

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

10. Amendments.

Any amendment to this Agreement must be in writing and executed by both parties hereto.

11. Entire Agreement.

This is the entire Agreement between the Company and the Consultant with respect to the employment of the Consultant by the Company and supersedes any prior agreements with respect to such services whether written or oral.

29

12. Notices.

Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first‑class postage prepaid, by next day commercial courier, or by facsimile copy or electronic transmission (email) (and, if by facsimile or email, with the original notice being sent by registered or certified mail or by commercial courier), to the respective addresses below.

A party may change the address by proper notice to the other.

COMPANY	Consultant
OHANA ENTERPRISES, INC.	Lindy Livingstone
23852 Pacific Coast Hwy. #168	__ Panorama Place
Malibu, CA 90265	Santa Ana, CA 92705

13. No Waiver.

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict performance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

14. Assignment.

This Agreement cannot be assigned by either party hereto.

15. Disagreements.

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

30

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY	CONSULTANT
OHANA ENTERPRISES, INC.	LINDY LIVINGSTONE

By: /s/ Catherine Thompson, CFO	By: /s/ Lindy Livingstone
Catherine Thompson, CFO	Lindy Livingstone

31

Exhibit 99.04

CONSULTING AGREEMENT

This  Agreement (the “Agreement”) is entered into and effective as of March 1, 2004, by and between Ohana Corp., a Delaware company (the “Company”), and Manuel Designs (“Consultant”).

Recitals:

A.    The Company desires to retain Consultant in the capacity of Graphic Designer.

B.    Consultant desires to be retained by the Company in the aforesaid capacity.

C.    The Company and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

Agreement:

Now, Therefore, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Duties of Consultant.

The Consultant shall be available to provide design and marketing services to the Company as required including, but not limited to:  corporate id and graphic design.

2.  Compensation.

As for compensation for the services to be rendered for the Company by Consultant under this Agreement, and for the performance of the duties and obligations by Consultant hereunder, Consultant shall be paid the following:

For the period of March 1, 2004, to June 30, 2004 the Company will issue 250,000 shares of common stock of Ohana Enterprises valued at $.12 per share.  Said shares shall be registered under Section 8 within 20 days from execution of this Agreement.

3.  Term.

This Agreement shall be for a Term commencing on March 1, 2004, through June 30, 2004.

4.  Confidential Information.

(a)   The Consultant acknowledges that certain of the material and information made available to the Consultant by the Company in the performance of his or her duties (the “Confidential Information”) will be of a confidential nature.  The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Company or its clients, and the Consultant shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information.  The Consultant shall not, directly or indirectly, use for him or herself or another or disclose to another, any Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with this retainer or as may be consented to in writing by the Company.

32

(b)   The Confidential Information is and shall remain the sole and exclusive property of the Company or its clients regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement he shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or the documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

(c)   Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, joint venture parties, Consultants and other entities, of any nature whatsoever, with whom the Company or any associate or affiliate of the Company has business relations.

(d)   Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

(1)   The Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or,

(2)   The Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement.

(e)   The covenants and agreements contained in this clause shall survive the termination of thisAgreement and the Consultant’s services relationship with the Company.

5.  Indemnification.

(a)   The Consultant hereby undertakes to, and does hereby agree to, indemnify the Company and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages, and expenses, which they may sustain, pay or incur by reason of the breach by the Consultant of any of the provisions of this Agreement.

(b)   The Company hereby undertakes to, and does hereby agree to, indemnify the Consultant and its directors, officers, employees, heirs, successors or assigns against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant’s performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Consultant or any of its directors, officer, or employees.

The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

6.  Governing Law.

In view of the fact that the principal office of the Company is located in the State of California, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of California as to contracts to be performed wholly within such State, and without giving effect to the conflicts laws of such State.

7.  Severability.

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

8. Amendments.

Any amendment to this Agreement must be in writing and executed by both parties hereto.

9. Entire Agreement.

This is the entire Agreement between the Company and the Consultant with respect to the retainer of the Consultant by the Company and supersedes any prior agreements with respect to such services whether written or oral.

33

10.  Notices.

Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first‑class postage prepaid, by next day commercial courier, or by facsimile copy or electronic transmission (email) (and, if by facsimile or email, with the original notice being sent by registered or certified mail or by commercial courier), to the respective addresses below.

A party may change the address by proper notice to the other.

COMPANY	Consultant
OHANA ENTERPRISES, INC.	Manuel Designs
23852 Pacific Coast Hwy. #168	7275 Murdy Circle
Malibu, CA 90265	Huntington Beach, CA 92647

11. No Waiver.

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict performance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

12.  Assignment.

This Agreement cannot be assigned by either party hereto.

13.  Disagreements.

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY	CONSULTANT
OHANA ENTERPRISES, INC.	MANUEL DESIGNS

By: /s/ Brett Martin, CEO	By: /s/ Hector Delgadillo
Brett Martin, CEO	Hector Delgadillo, Consultant

34

Exhibit 99.05

CONSULTING AGREEMENT

This Agreement (the “Agreement”) is entered into and effective as of March 3, 2004, by and between Ohana Corp., a Delaware company (the “Company”), and Brett Martin, a resident of  San Clemente, CA, (“Consultant”).

Recitals:

A.    The Company desires to employ Consultant in the capacity of President and Chief Executive Officer.

B.    Consultant desires to be employed by the Company in the aforesaid capacity.

C.    The Company and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

Agreement:

        Now, Therefore, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Installation as President and Chief Executive Officer (hereafter, “CEO”)

Upon execution of this Agreement, and formal appointment by the Board of Directors, Consultant shall be installed as President and Chief Executive Officer effective 4 p.m. on April 1, 2004.

2.  Duties of Consultant

(a)   In accepting such employment by the Company, and in his capacity as CEO of the Company, Consultant shall have the customary powers, responsibilities, authority and autonomy as CEOs of companies of similar size, type and nature as the Company.

(b)   The Company hereby specifically grants to Consultant all decision-making authority regarding the normal day-to-day operations of the Company, including all routine matters and administrative matters, and such other duties as may be assigned to Consultant by the Board of Directors.

(c)   Consultant shall strictly follow the directives given to him by the Board of Directors, and accept such assignments, duties, and responsibilities as are given to Consultant from time to time.

(d)   Consultant covenants and agrees that he will not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement in conflict with the best interests of the Company.

(e)   Among other duties and responsibilities of Consultant, no later than thirty (30) days prior to the commencement of each fiscal year of the Company, Consultant shall prepare, with the active participation of the Board of Directors, and deliver to the Board, an annual Business Plan of the Company.  The Business Plan will contain such substance and detail and shall be in form acceptable to the Board of Directors of the Company.

The foregoing duties and responsibilities will be subject to the approval of the Board of Directors, with Consultant keeping the Board of Directors fully apprized at all times.

35

3.  Compensation

As for compensation for the services to be rendered for the Company by Consultant under this Agreement, and for the performance of the duties and obligations by Consultant hereunder, Consultant shall be paid the following:

(a)   For the period of March 17, 2004, to June 30, 2004 the Company will issue 2,800,000 shares of common stock of Ohana Enterprises valued at $.07 per share.  Said shares shall be registered under Section 8 of the Securities Act of 1933 within 20 days from execution of this Agreement.

(b)   In addition to the above compensation, Consultant, while he remains employed hereunder, may be entitled to a bonus in respect to the fiscal year of the Company ending June 30, 2004 in which the operations and profitability of the Company warrants a Bonus, which is to be determined by the Board of Directors, in its sole discretion.

4.  Term.

This Agreement shall be for a Term commencing on March 17, 2004, through June 30, 2004.

5.  Confidential Information.

(a)   The Consultant acknowledges that certain of the material and information made available to the Consultant by the Company in the performance of his or her duties (the “Confidential Information”) will be of a confidential nature.  The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Company or its clients, and the Consultant shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information.  The Consultant shall not, directly or indirectly, use for him or herself or another or disclose to another, any Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with his employment or as may be consented to in writing by the Company.

(b)   The Confidential Information is and shall remain the sole and exclusive property of the Company or its clients regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement he shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or the documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

(c)   Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, joint venture parties, Consultants and other entities, of any nature whatsoever, with whom the Company or any associate or affiliate of the Company has business relations.

(d)   Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

(1)   The Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or,

(2)   The Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement.

(e)   The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s services relationship with the Company.

36

6. Non-Competition.

(a)   The Consultant agrees that during the term of this Agreement, the Consultant will not engage, hold an interest, or have any involvement, either directly or indirectly, in any business entity or venture, which competes with the Company or any associate or affiliate of the Company.

(b)   The Consultant acknowledges that, by reason of services to the Company, he or she will receive the value and advantage of special training, skills, and expert knowledge and experience of the Company the clients and other Consultants of the Company.

It is the expressed intent and agreement of the Consultant and the Company that such training, skills, knowledge and experience be used solely and exclusively in the best interests of the Company.

(c)   The Consultant agrees that if he or she terminates this Agreement, then for a period of one (1) year following his or her notice to terminate, he or she will not hire or take away or cause to be hired or taken away, any Consultant of the Company.

(d)   The Consultant agrees that all restrictions in this clause are reasonable, valid and do not go beyond what is necessary to protect the interest of the Company, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Consultant.  The provisions of this clause are only intended to safeguard against the Consultant participating in competitive endeavors against the Company and shall not in any way restrict or limit the Consultant from being engaged in subsequent employment and business which are not in competition with the Company.

(e)   The parties hereto agree that if any covenant or provision in this clause is determined to be void or unenforceable at law due to period of time, geographical area, or otherwise, then such covenant or provision shall be reduced in scope or amended, as to term, geographical area or otherwise, to the extent required so that the covenant or provision, as so reduced or amended,, unenforceable at law and the unenforceable part shall be deemed to be severed from the balance, which balance shall survive and be of full force and effect.

(f)    The covenants and agreements contained in this clause shall survive the termination of thisAgreement and the Consultant’s relationship with the Company.

7.  Indemnification.

(a)   The Consultant hereby undertakes to, and does hereby agree to, indemnify the Company and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages, and expenses, which they may sustain, pay or incur by reason of the breach by the Consultant of any of the provisions of this Agreement.

(b)   The Company hereby undertakes to, and does hereby agree to, indemnify the Consultant and its directors, officers, employees, heirs, successors or assigns against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant’s performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Consultant or any of its directors, officer, or employees.

The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

37

8.  Governing Law.

In view of the fact that the principal office of the Company is located in the State of California, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of California as to contracts to be performed wholly within such State, and without giving effect to the conflicts laws of such State.

9. Severability.

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

10.  Amendments.

Any amendment to this Agreement must be in writing and executed by both parties hereto.

11.  Entire Agreement.

This is the entire Agreement between the Company and the Consultant with respect to the employment of the Consultant by the Company and supersedes any prior agreements with respect to such services whether written or oral.

12.  Notices.

Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first‑class postage prepaid, by next day commercial courier, or by facsimile copy or electronic transmission (email) (and, if by facsimile or email, with the original notice being sent by registered or certified mail or by commercial courier), to the respective addresses below.

A party may change the address by proper notice to the other.

COMPANY	Consultant
OHANA ENTERPRISES, INC.	Brett Martin
23852 Pacific Coast Hwy. #168	240 Avenida Vista Montana
Malibu, CA 90265	San Clemente, CA 92672

13.  No Waiver.

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict performance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

14.  Assignment.

This Agreement cannot be assigned by either party hereto.

15.  Disagreements.

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

38

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY	CONSULTANT
OHANA ENTERPRISES, INC.	BRETT MARTIN

By: /s/ Catherine Thompson	By: /s/ Brett Martin
Catherine Thompson, CFO	Brett Martin

39

Exhibit 99.06

CONSULTING AGREEMENT

This Agreement (the “Agreement”) is entered into and effective as of March 1, 2004, by and between Ohana Corp., a Delaware company (the “Company”), and Chad Meisinger, a resident of San Clemente, CA, (“Consultant”).

Recitals:

A.    The Company desires to retain the services of Consultant as an independent contractor.

B.    Consultant desires to provide services to the Company in the aforesaid capacity.

C.    The Company and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

Agreement:

Now, Therefore, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Duties of Consultant.

Consultant will provide business strategy and guidance to the CEO, as requested by and at the CEO’s sole discretion.

3.  Compensation.

As for compensation for the services to be rendered for the Company by Consultant under this Agreement, and for the performance of the duties and obligations by Consultant hereunder, Consultant shall be paid the following:

(a)   For the period of March 1, 2004, to June 30, 2004 the Company will issue 250,000 shares of         common stock of Ohana Enterprises valued at $.07 per share.  Said shares shall be registered under Section 8 within 20 days from the complete execution of this Agreement.

(b)   Company will deliver the common stock share certificates to Consultant within 10 days from the complete execution of this Agreement.

(c)   The Company's failure to deliver the common stock share certificates to Consultant within the time frame set forth under paragraph 3(b) shall be deemed a material breach by Company of the Agreement and sufficient cause for Consultant to terminate the Agreement.

4.  Term.

This Agreement shall be for a Term commencing on March 1, 2004, through June 30, 2004.

40

5.  Confidential Information.

(a)   The Consultant acknowledges that certain of the material and information made available to the Consultant by the Company in the performance of his or her duties (the “Confidential Information”) will be of a confidential nature.  The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Company or its clients, and the Consultant shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information.  The Consultant shall not, directly or indirectly, use for him or herself or another or disclose to another, any Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with his employment or as may be consented to in writing by the Company.

(b)   The Confidential Information is and shall remain the sole and exclusive property of the Company or its clients regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement he shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or the documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

(c)   Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, joint venture parties, Consultants and other entities, of any nature whatsoever, with whom the Company or any associate or affiliate of the Company has business relations.

(d)   Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

(1)   The Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or,

(2)   The Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement.

(e)   The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s services relationship with the Company.

6.  Non-Competition.

(a)   The Consultant agrees that during the term of this Agreement, the Consultant will not engage, hold an interest, or have any involvement, either directly or indirectly, in any business entity or venture, which competes with the Company.

(b)   The Consultant acknowledges that, by reason of services to the Company, he or she will receive the value and advantage of special training, skills, and expert knowledge and experience of the Company the clients and other Consultants of the Company.

It is the expressed intent and agreement of the Consultant and the Company that such training, skills, knowledge and experience be used solely and exclusively in the best interests of the Company.

(c)   The Consultant agrees that if he or she terminates this Agreement without cause prior to the end of the Term, then for a period of one (1) year following his or her notice to terminate, he or she will not hire or take away or cause to be hired or taken away, any Consultant of the Company.

41

(d)   The Consultant agrees that all restrictions in this clause are reasonable, valid and do not go beyond       what is necessary to protect the interest of the Company. The provisions of this clause are only intended to safeguard against the Consultant participating in competitive endeavors against the Company and shall not in any way restrict or limit the Consultant from being engaged in subsequent employment and business which are not in competition with the Company.

(e)   The parties hereto agree that if any covenant or provision in this clause is determined to be void or unenforceable at law due to period of time, geographical area, or otherwise, then such covenant or provision shall be reduced in scope or amended, as to term, geographical area or otherwise, to the extent required so that the covenant or provision, as so reduced or amended,, unenforceable at law and the unenforceable part shall be deemed to be severed from the balance, which balance shall survive and be of full force and effect.

(f)    The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s relationship with the Company.

7.  Indemnification.

(a)   The Consultant hereby undertakes to, and does hereby agree to, indemnify the Company and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages, and expenses, which they may sustain, pay or incur by reason of the breach by the Consultant of any of the provisions of this Agreement.

(b)   The Company hereby undertakes to, and does hereby agree to, indemnify the Consultant and his agents, employees, heirs, successors, and/or assigns  against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant’s performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Consultant or any of its directors, officer, or employees.

(c)   The Company hereby undertakes to, and does hereby agree to, indemnify the Consultant and his agents, employees, heirs, successors, and/or assigns against any and all actions, suits, claims, costs, demands, losses, damages, and expenses, which they may sustain, pay or incur by reason of the breach by the Company of any of the provisions of this Agreement.

8.  Governing Law.

In view of the fact that the principal office of the Company is located in the State of California, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of California as to contracts to be performed wholly within such State, and without giving effect to the conflicts laws of such State.

9.  Severability.

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

10.  Amendments.

Any amendment to this Agreement must be in writing and executed by both parties hereto.

11.  Entire Agreement.

This is the entire Agreement between the Company and the Consultant with respect to the engagement of the Consultant by the Company and supersedes any prior agreements with respect to such services whether written or oral.

42

12.  Notices.

Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first‑class postage prepaid, by next day commercial courier, or by facsimile copy or electronic transmission (email) (and, if by facsimile or email, with the original notice being sent by registered or certified mail or by commercial courier), to the respective addresses below.

A party may change the address by proper notice to the other.

COMPANY	Consultant
OHANA ENTERPRISES, INC.	Chad Meisinger
23852 Pacific Coast Hwy. #168	71 Via Sonrisa
Malibu, CA 90265	San Clemente, CA 92673

13.  No Waiver.

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict performance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

14.  Assignment.

This Agreement cannot be assigned by either party hereto.

15.  Disagreements.

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the Judicial Arbitration Mediation Services of Orange County ("JAMS") and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees and costs incurred (as determined by the arbitrator(s)).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY
OHANA ENTERPRISES, INC.

By: /s/ Brett Martin
Brett Martin, CEO

CONSULTANT
Chad Meisinger
By:_/s/ Chad Meisinger______________________

43

Exhibit 99.06(a)

AMENDMENT TO CONSULTING AGREEMENT

This  Amendment (the “Amendment”) to the Consulting Agreement (the “Agreement”) dated March 1, 2003,  is entered into and effective as of June 9, 2004, by and between Ohana Corp., a Delaware company (the “Company”), and Chad Meisinger, a resident of  San Clemente, CA, (“Consultant”).

Recitals:

        Whereas, the Company previously retained the services of Consultant as an independent contractor,

        Whereas the Consultant has been paid in full under the aforementioned contract,

        Whereas, the parties acknowledge that original Agreement dated March 1, 2004 should have been dated and effective on March 3, 2004,

        Now, Therefore, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.      The effective date of the Agreement is March 3, 2004 and the term for the contract commenced on March 3, 2004.

2.      Collectively, the Agreement and this Amendment set forth the entire understanding of the parties with respect to the subject matter hereof, and may be amended only in a writing signed by both parties.

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY
OHANA ENTERPRISES, INC.

By: /s/ Catherine Thompson
Catherine Thompson, CFO

CONSULTANT
Chad Meisinger

By: /s/ Chad Meisinger

44

Exhibit 99.07

CONSULTING AGREEMENT

This Agreement (the “Agreement”) is entered into and effective as of March 1, 2004, by and between Ohana Corp., a Delaware company (the “Company”), and Belcourt Associates (“Consultant”).

Recitals:

A.    The Company desires to retain Consultant in the capacity of Corporate Advisor.

B.    Consultant desires to be retained by the Company in the aforesaid capacity.

C.    The Company and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

Agreement:

Now, Therefore, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Duties of Consultant.

The Consultant shall be available to provide advice and counsel to the CEO of the Company as required including, but not limited to:  corporate guidance, investor relations, financing and compliance.

2.  Compensation.

As for compensation for the services to be rendered for the Company by Consultant under this Agreement, and for the performance of the duties and obligations by Consultant hereunder, Consultant shall be paid the following:

For the period of March 1, 2004, to August 31, 2004 the Company will issue 500,000 shares of common stock of Ohana Enterprises valued at $.12 per share.  Said shares shall issued and registered under Section 8 within 20 days from execution of this Agreement.

3.  Term.

This Agreement shall be for a Term commencing on March 1, 2004, through August 31, 2004.

4.  Confidential Information.

(a)   The Consultant acknowledges that certain of the material and information made available to the Consultant by the Company in the performance of his or her duties (the “Confidential Information”) will be of a confidential nature.  The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Company or its clients, and the Consultant shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information.  The Consultant shall not, directly or indirectly, use for him or herself or another or disclose to another, any Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with this retainer or as may be consented to in writing by the Company.

45

(b)   The Confidential Information is and shall remain the sole and exclusive property of the Company or its clients regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement he shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or the documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

(c)   Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, joint venture parties, Consultants and other entities, of any nature whatsoever, with whom the Company or any associate or affiliate of the Company has business relations.

(d)   Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that:

(1)   The Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or,

(2)   The Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement.

(e)   The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s services relationship with the Company.

5.  Indemnification.

(a)   The Consultant hereby undertakes to, and does hereby agree to, indemnify the Company and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages, and expenses, which they may sustain, pay or incur by reason of the breach by the Consultant of any of the provisions of this Agreement.

(b)   The Company hereby undertakes to, and does hereby agree to, indemnify the Consultant and its directors, officers, employees, heirs, successors or assigns against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant’s performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Consultant or any of its directors, officer, or employees.

The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

6.  Governing Law.

In view of the fact that the principal office of the Company is located in the State of California, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of California as to contracts to be performed wholly within such State, and without giving effect to the conflicts laws of such State.

7.  Severability.

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

8.  Amendments.

Any amendment to this Agreement must be in writing and executed by both parties hereto.

9.  Entire Agreement.

This is the entire Agreement between the Company and the Consultant with respect to the retainer of the Consultant by the Company and supersedes any prior agreements with respect to such services whether written or oral.

46

10.  Notices.

Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first‑class postage prepaid, by next day commercial courier, or by facsimile copy or electronic transmission (email) (and, if by facsimile or email, with the original notice being sent by registered or certified mail or by commercial courier), to the respective addresses below.

A party may change the address by proper notice to the other.

COMPANY	Consultant
OHANA ENTERPRISES, INC.	Belcourt Associates
23852 Pacific Coast Hwy. #168	2 Leesbury Court
Malibu, CA 90265	Newport Beach, CA 92660

11.  No Waiver.

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict performance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

12.  Assignment.

This Agreement cannot be assigned by either party hereto.

13.  Disagreements.

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY	CONSULTANT
OHANA ENTERPRISES, INC.	BELCOURT ASSOCIATES

By: /s/ Brett Martin	By: /s/ Steve Ross
Brett Martin, CEO	Steve Ross, Consultant

47

Exhibit 99.08

CONSULTING AGREEMENT

This  Agreement (the “Agreement”) is entered into and effective as of March 3, 2004, by and between Ohana Corp., a Delaware company (the “Company”), and Catherine Thompson, a resident of Malibu, CA, (“Consultant”).

Recitals:

A.    The Company recognizes that consultant has provided services in the past and the Company desires to continue employment of Consultant in the capacity of Chief Financial Officer and Vice President of Finance.

B.    Consultant desires to be employed by the Company in the aforesaid capacity.

C.    The Company and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

Agreement:

Now, Therefore, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Extended Appointment as Chief Financial Officer and VP Finance (“CFO”)

Upon execution of this Agreement, and formal appointment by the Board of Directors, Consultant shall  continue service as Chief Financial Officer and Vice President of Finance effective April 1, 2004.

2.  Duties of Consultant.

(a)    In accepting such employment by the Company, and in her capacity as CFO of the Company, Consultant shall have the customary powers, responsibilities, authority and autonomy as CFOs of companies of similar size, type and nature as the Company.

(b)  The Company hereby specifically grants to Consultant all decision-making authority regarding the   normal day-to-day operations of the Company, including all routine matters and administrative matters, and such other duties as may be assigned to Consultant by the Board of Directors.

(c)    Consultant shall strictly follow the directives given to him by the Board of Directors, and accept such assignments, duties, and responsibilities as are given to Consultant from time to time.

(d)   Consultant covenants and agrees that she will not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement in conflict with the best interests of the Company.

The foregoing duties and responsibilities will be subject to the approval of the Board of Directors, with Consultant keeping the Board of Directors fully apprized at all times.

48

3.  Compensation.

As for compensation for the services to be rendered for the Company by Consultant under this Agreement, and for the performance of the duties and obligations by Consultant hereunder, Consultant shall be paid the following:

(a)   For the period of April 1, 2004, to June 30, 2004 the Company will issue 2,000,000 shares of common stock of Ohana Enterprises valued at $.07 per share.  Said shares shall be registered under Section 8 of the Securities Act of 1933 within 20 days from execution of this Agreement.

(b)   In addition to the above compensation, Consultant, while she remains employed hereunder, may be entitled to a bonus in respect to the fiscal year of the Company ending June 30, 2004 in which the operations and profitability of the Company warrants a Bonus, which is to be determined by the Board of Directors, in its sole discretion.

4.  Term.

This Agreement shall be for a Term commencing on April 1, 2004, through June 30, 2004.

5.  Confidential Information.

(a) The Consultant acknowledges that certain of the material and information made available to the Consultant by the Company in the performance of his or her duties (the “Confidential Information”) will be of a confidential nature.  The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Company or its clients, and the Consultant shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information.  The Consultant shall not, directly or indirectly, use for him or herself or another or disclose to another, any Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with his employment or as may be consented to in writing by the Company.

(b)   The Confidential Information is and shall remain the sole and exclusive property of the Company or its clients regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement he shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or the documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

(c)   Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, joint venture parties, Consultants and other entities, of any nature whatsoever, with whom the Company or any associate or affiliate of the Company has business relations.

(d)   Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that :

(1)   The Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or,

(2)   The Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement.

(e)   The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s services relationship with the Company.

49

6.  Non-Competition.

(a)   The Consultant agrees that during the term of this Agreement, the Consultant will not engage, hold an interest, or have any involvement, either directly or indirectly, in any business entity or venture, which competes with the Company or any associate or affiliate of the Company.

(b)   The Consultant acknowledges that, by reason of services to the Company, he or she will receive the value and advantage of special training, skills, and expert knowledge and experience of the Company the clients and other Consultants of the Company.

It is the expressed intent and agreement of the Consultant and the Company that such training, skills, knowledge and experience be used solely and exclusively in the best interests of the Company.

(c)   The Consultant agrees that if he or she terminates this Agreement, then for a period of one (1) year following his or her notice to terminate, he or she will not hire or take away or cause to be hired or taken away, any Consultant of the Company.

(d)   The Consultant agrees that all restrictions in this clause are reasonable, valid and do not go beyond what is necessary to protect the interest of the Company, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Consultant.  The provisions of this clause are only intended to safeguard against the Consultant participating in competitive endeavors against the Company and shall not in any way restrict or limit the Consultant from being engaged in subsequent employment and business which are not in competition with the Company.

(e)   The parties hereto agree that if any covenant or provision in this clause is determined to be void or unenforceable at law due to period of time, geographical area, or otherwise, then such covenant or provision shall be reduced in scope or amended, as to term, geographical area or otherwise, to the extent required so that the covenant or provision, as so reduced or amended,, unenforceable at law and the unenforceable part shall be deemed to be severed from the balance, which balance shall survive and be of full force and effect.

(f)    The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s relationship with the Company.

7.  Indemnification.

(a)   The Consultant hereby undertakes to, and does hereby agree to, indemnify the Company and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages, and expenses, which they may sustain, pay or incur by reason of the breach by the Consultant of any of the provisions of this Agreement.

(b)   The Company hereby undertakes to, and does hereby agree to, indemnify the Consultant and its directors, officers, employees, heirs, successors or assigns against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant’s performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Consultant or any of its directors, officer, or employees.

The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

8.  Governing Law.

In view of the fact that the principal office of the Company is located in the State of California, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of California as to contracts to be performed wholly within such State, and without giving effect to the conflicts laws of such State.

9.  Severability.

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

10.  Amendments.

Any amendment to this Agreement must be in writing and executed by both parties hereto.

50

11.  Entire Agreement.

This is the entire Agreement between the Company and the Consultant with respect to the employment of the Consultant by the Company and supersedes any prior agreements with respect to such services whether written or oral.

12.  Notices.

Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first‑class postage prepaid, by next day commercial courier, or by facsimile copy or electronic transmission (email) (and, if by facsimile or email, with the original notice being sent by registered or certified mail or by commercial courier), to the respective addresses below.

A party may change the address by proper notice to the other.

COMPANY	Consultant
OHANA ENTERPRISES, INC.	Catherine Thompson
23852 Pacific Coast Hwy. #168	23852 Pacific Coast Hwy #167
Malibu, CA 90265	Malibu, CA 90265

13.  No Waiver.

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict performance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

14.  Assignment.

This Agreement cannot be assigned by either party hereto.

15.  Disagreements.

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY	CONSULTANT
OHANA ENTERPRISES, INC.	CATHERINE THOMPSON

By: /s/ Brett Martin	By: /s/ Catherine Thompson
Brett Martin, CEO	Catherine Thompson

51

Exhibit 99.09

CONSULTING AGREEMENT

This  Agreement (the “Agreement”) is entered into and effective as of March 3, 2004, by and between Ohana Corp., a Delaware company (the “Company”), and Neal Weisman, a resident of  Santa Ana, CA, (“Consultant”).

Recitals:

A.    The Company desires to employ Consultant in the capacity of Chief Operations Officer and Vice President.

B.    Consultant desires to be employed by the Company in the aforesaid capacity.

C.    The Company and Consultant desire to set forth in writing the terms and conditions of their agreements and understandings.

Agreement:

Now, Therefore, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Installation as Vice President and Chief Operations Officer (hereafter, “COO”).

Upon execution of this Agreement, and formal appointment by the Board of Directors, Consultant shall be installed as Vice President and Chief Operations Officer effective 4 p.m. on April 1, 2004.

2.  Duties of Consultant.

(a)    In accepting such employment by the Company, and in his capacity as COO of the Company, Consultant shall have the customary powers, responsibilities, authority and autonomy as COOs of companies of similar size, type and nature as the Company.

(b)   The Company hereby specifically grants to Consultant all decision-making authority regarding the normal day-to-day operations of the Company, including all routine matters and administrative matters, and such other duties as may be assigned to Consultant by the Board of Directors.

(e)    Consultant shall strictly follow the directives given to him by the Board of Directors, and accept such assignments, duties, and responsibilities as are given to Consultant from time to time.

(f)     Consultant covenants and agrees that he will not, directly or indirectly, engage or participate in any activities at any time during the term of this Agreement in conflict with the best interests of the Company.

The foregoing duties and responsibilities will be subject to the approval of the Board of Directors, with Consultant keeping the Board of Directors fully apprized at all times.

52

3.  Compensation.

As for compensation for the services to be rendered for the Company by Consultant under this Agreement, and for the performance of the duties and obligations by Consultant hereunder, Consultant shall be paid the following:

(a)   For the period of March 17, 2004, to June 30, 2004 the Company will issue 2,600,000 shares of common stock of Ohana Enterprises valued at $.07 per share.  Said shares shall be registered under Section 8 of the Securities Act of 1933 within 20 days from execution of this Agreement.

(b)   In addition to the above compensation, Consultant, while he remains employed hereunder, may be entitled to a bonus in respect to the fiscal year of the Company ending June 30, 2004 in which the operations and profitability of the Company warrants a Bonus, which is to be determined by the Board of Directors, in its sole discretion.

4.  Term.

This Agreement shall be for a Term commencing on March 17, 2004, through June 30, 2004.

5.  Confidential Information.

(a)   The Consultant acknowledges that certain of the material and information made available to the Consultant by the Company in the performance of his or her duties (the “Confidential Information”) will be of a confidential nature.  The Consultant recognizes that the Confidential Information is the sole and exclusive property of the Company or its clients, and the Consultant shall use his best efforts and exercise utmost diligence to protect and maintain the confidentiality of the Confidential Information.  The Consultant shall not, directly or indirectly, use for him or herself or another or disclose to another, any Confidential Information, whether or not acquired, learned, obtained or developed by the Consultant alone or in conjunction with others, except as such disclosure or use may be required in connection with his employment or as may be consented to in writing by the Company.

(b)   The Confidential Information is and shall remain the sole and exclusive property of the Company or its clients regardless of whether such information was generated by the Consultant or by others, and the Consultant agrees that upon termination of this Agreement he shall deliver promptly to the Company all such tangible parts of the Confidential Information including records, data, notes, reports, proposals, client lists, correspondence, materials, marketing or sales information, computer programs, equipment, or the documents or property which are in the possession or under the control of the Consultant without retaining copies thereof.

(c)   Each of the foregoing obligations of the Consultant in this clause shall also apply to any confidential information of customers, joint venture parties, Consultants and other entities, of any nature whatsoever, with whom the Company or any associate or affiliate of the Company has business relations.

(d)   Notwithstanding the foregoing provisions of this clause, the Consultant shall not be liable for the disclosure or use of any of the Confidential Information to the extent that :

(1)   The Confidential Information is or becomes available to the public from a source other than the Consultant and through no fault of the Consultant; or,

(2)   The Confidential Information is lawfully obtained by the Consultant from a third party or a source outside of this Agreement.

(e)   The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s services relationship with the Company.

6.  Non-Competition.

(a)   The Consultant agrees that during the term of this Agreement, the Consultant will not engage, hold an interest, or have any involvement, either directly or indirectly, in any business entity or venture, which competes with the Company or any associate or affiliate of the Company.

(b)   The Consultant acknowledges that, by reason of services to the Company, he or she will receive the value and advantage of special training, skills, and expert knowledge and experience of the Company the clients and other Consultants of the Company.

It is the expressed intent and agreement of the Consultant and the Company that such training, skills, knowledge and experience be used solely and exclusively in the best interests of the Company.

(c)   The Consultant agrees that if he or she terminates this Agreement, then for a period of one (1) year following his or her notice to terminate, he or she will not hire or take away or cause to be hired or taken away, any Consultant of the Company.

53

(d)   The Consultant agrees that all restrictions in this clause are reasonable, valid and do not go beyond what is necessary to protect the interest of the Company, and all defenses to the strict enforcement thereof by the Company are hereby waived by the Consultant.  The provisions of this clause are only intended to safeguard against the Consultant participating in competitive endeavors against the Company and shall not in any way restrict or limit the Consultant from being engaged in subsequent employment and business which are not in competition with the Company.

(e)   The parties hereto agree that if any covenant or provision in this clause is determined to be void or unenforceable at law due to period of time, geographical area, or otherwise, then such covenant or provision shall be reduced in scope or amended, as to term, geographical area or otherwise, to the extent required so that the covenant or provision, as so reduced or amended,, unenforceable at law and the unenforceable part shall be deemed to be severed from the balance, which balance shall survive and be of full force and effect.

(f)    The covenants and agreements contained in this clause shall survive the termination of this Agreement and the Consultant’s relationship with the Company.

7.  Indemnification.

(a)   The Consultant hereby undertakes to, and does hereby agree to, indemnify the Company and its directors, officers and employees against any and all actions, suits, claims, costs, demands, losses, damages, and expenses, which they may sustain, pay or incur by reason of the breach by the Consultant of any of the provisions of this Agreement.

(b)  The Company hereby undertakes to, and does hereby agree to, indemnify the Consultant and its directors, officers, employees, heirs, successors or assigns against any and all actions, suits, claims, costs, and demands, losses, damages and expenses which may be brought against or suffered by them or which they may sustain, pay or incur by reason of the Consultant’s performance of the Services under this Agreement, with the exception of any such actions, suits, claims, costs and demands, losses, damages and expenses caused by the willful misconduct or gross negligence of the Consultant or any of its directors, officer, or employees.

The Company agrees to indemnify, hold harmless and defend Consultant from any and all claims or demands of any kind relating to the Company's breach of its agreements hereunder.

8.  Governing Law.

In view of the fact that the principal office of the Company is located in the State of California, it is understood and agreed that the construction and interpretation of this Agreement shall at all times and in all respects be governed by the laws of the State of California as to contracts to be performed wholly within such State, and without giving effect to the conflicts laws of such State.

9.  Severability.

If any provision of this Agreement, or the application of such provision to any person or in any circumstance, shall be determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement, and the application of such provision to any person or in any circumstance other than that to which it is held to be invalid, illegal or unenforceable, shall not be affected thereby.

10.  Amendments.

Any amendment to this Agreement must be in writing and executed by both parties hereto.

11.  Entire Agreement.

This is the entire Agreement between the Company and the Consultant with respect to the employment of the Consultant by the Company and supersedes any prior agreements with respect to such services whether written or oral.

54

12.  Notices.

Any notice required to be given hereunder shall be sufficient if in writing, and sent by certified or registered mail, return receipt requested, first‑class postage prepaid, by next day commercial courier, or by facsimile copy or electronic transmission (email) (and, if by facsimile or email, with the original notice being sent by registered or certified mail or by commercial courier), to the respective addresses below.

A party may change the address by proper notice to the other.

COMPANY	Consultant
OHANA ENTERPRISES, INC.	Neal Weisman
23852 Pacific Coast Hwy. #168	7275 Murdy Circle
Malibu, CA 90265	Huntington Beach, CA 92647

13.  No Waiver.

The failure of any party to insist upon the strict performance of a covenant or obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such party’s right to demand strict performance in the future.  No consent or waiver, express or implied, to or of any breach or default in the performance of any covenant or obligation hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or of any other obligation hereunder.

14.  Assignment.

This Agreement cannot be assigned by either party hereto.

15. Disagreements.

Any dispute or other disagreement arising from or out of this Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbitrator(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Los Angeles County, CA. The interpretation and the enforcement of this Agreement shall be governed by California law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbitrator(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbitrator(s)).

IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written.

COMPANY	CONSULTANT
OHANA ENTERPRISES, INC.	NEAL WEISMAN

By: /s/ Brett Martin	By: /s/ Neal Weisman
Brett Martin, CEO	Neal Weisman

55